Exhibit 99.2

Magnum Hunter Resources Corporation
Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements give effect to the sale by PRC Williston, LLC and Williston Hunter ND, LLC, both subsidiaries of Magnum Hunter Resources Corporation, (“the Company”), of their rights, title and interest in certain oil and gas properties and assets located in Burke, Renville, Bottineau and McHenry Counties, North Dakota, including operated working interests in approximately 30,000 acres and approximately 180 wells producing primarily from the Madison formation in the Williston Basin (the "ND Properties") to Enduro Operating, LLC for $44.1 million in cash on December 30, 2013, the closing date of the sale and the associated paydown of debt under the Company’s senior revolving credit facility (the “MHR Senior Revolving Credit Facility”).

The unaudited pro forma balance sheet as of September 30, 2013 is based on our unaudited consolidated balance sheet as of September 30, 2013, included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, and gives effect to the transaction described above as if it occurred on September 30, 2013.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013 is based on our unaudited consolidated statement of operations for the nine months ended September 30, 2013, included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, and gives effect to the transaction described above as if it occurred on January 1, 2012.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 is based on our audited consolidated statement of operations for the year ended December 31, 2012, included in our Registration Statement on Form S-1, as amended on December 23, 2013 for the year ended December 31, 2012, and gives effect to the transaction described above as if it occurred on January 1, 2012.

The unaudited pro forma consolidated financial statements presented herein have been included as required by the rules of the Securities and Exchange Commission and are provided for informational purposes only. These unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and related notes for the periods presented.

The unaudited pro forma consolidated financial statements presented herein are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated financial statements, and the actual recording of the transaction could differ. The unaudited pro forma consolidated financial statements presented herein are not necessarily indicative of the financial results that would have occurred had the transaction described above occurred on the dates indicated and should not be viewed as indicative of operations in the future. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$55,283	$21,600	A	$76,883
Accounts receivable	73,486	(1,949)	A	71,537
Derivative assets	1,079	-		1,079
Inventory	11,957	(634)	A	11,323
Investments	2,237	-		2,237
Prepaid expenses and other assets	4,732	-		4,732
Assets held for sale - short term	10,380	-		10,380
Total current assets	159,154	19,017		178,171
Property and equipment:
Oil and natural gas properties	1,347,147	(81,136)	A	1,266,011
Accumulated depletion, depreciation, and amortization, and accretion	(133,993)	22,811	A	(111,182)
Total oil and natural gas properties, net	1,213,154	(58,325)		1,154,829
Gas transportation, gathering, and processing equipment, net	258,797	(229)	A	258,568
Total property and equipment, net	1,471,951	(58,554)		1,413,397
Other assets:
Deferred financing costs, net of amortization	21,169	-		21,169
Derivatives and other assets	392	-		392
Intangible assets, net	7,048	-		7,048
Goodwill	30,602	-		30,602
Assets held for sale	193,255	-		193,255
Other assets	2,245	-		2,245
Total assets	$1,885,816	$(39,537)		$1,846,279

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	$4,144	$ -		$4,144
Accounts payable	148,754	(2,502)	A	146,252
Revenue payable	12,728	(2,325)	A	10,403
Accrued liabilities	57,898	-		57,898
Derivative liabilities	5,913	-		5,913
Liabilities associated with assets held for sale	16,139	-		16,139
Other liabilities	7,336	(962)	A	6,374
Total current liabilities	252,912	(5,789)		247,123
Other liabilities:
Long-term debt	749,131	(22,500)	A	726,631
Asset retirement obligation	19,902	(3,611)	A	16,291
Deferred tax liability	32,858	-		32,858
Derivative liabilities	75,997	-		75,997
Other long term liabilities	2,450	-		2,450
Long-term liabilities associated with assets held for sale	14,601	-		14,601
Total liabilities	1,147,851	(31,900)		1,115,951

Redeemable preferred stock:
Series C Cumulative Perpetual Preferred Stock	100,000	-		100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC	128,871	-		128,871

Shareholders’ equity:
Preferred Stock, 10,000,000 shares authorized
Series D Cumulative Perpetual Preferred Stock	221,244	-		221,244
Series E Cumulative Convertible Preferred Stock	95,069	-		95,069
Common stock	1,716	-		1,716
Additional paid in capital	728,551	-		728,551
Accumulated deficit	(525,157)	(7,637)	A	(532,794)
Accumulated other comprehensive loss	(16,910)	-		(16,910)
Treasury stock, at cost:
Series E Cumulative Preferred Stock	(2,030)	-		(2,030)
Common stock	(1,914)	-		(1,914)
Total Magnum Hunter Resources Corporation shareholders’ equity	500,569	(7,637)		492,932
Non-controlling interest	8,525	-		8,525
Total shareholders’ equity	509,094	(7,637)		501,457
Total liabilities and shareholders’ equity	$1,885,816	$(39,537)		$1,846,279

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales	$138,242	$(10,733)	B	$127,509
Gas transportation, gathering, and processing	42,415	-		42,415
Oilfield services	13,728	-		13,728
Gain on sale of assets and other revenue	789	-		789
Total revenue	195,174	(10,733)		184,441

Expenses:
Lease operating expenses	38,027	(7,235)	B	30,792
Severance taxes and marketing	12,313	(647)	B	11,666
Exploration and abandonments	73,402	-		73,402
Impairment of proved oil and gas properties	9,968	(8,497)	B	1,471
Gas transportation, gathering, and processing	35,830	-		35,830
Oilfield services	11,928	-		11,928
Depreciation, depletion, amortization, and accretion	71,956	(4,969)	B	66,987
Loss on sale of assets	42,116	29	B	42,145
General and administrative	58,559	(677)	B	57,882
Total expenses	354,099	(21,996)		332,103

Operating loss	(158,925)	11,263		(147,662)

Other income (expense):
Interest income	172	-		172
Interest expense	(53,203)	518	C	(52,685)
Loss on derivative contracts	(30,644)	-		(30,644)
Other income	7,860	(6)	B	7,854
Total other income (expense)	(75,815)	512		(75,303)
Loss from continuing operations before income tax	(234,740)	11,775		(222,965)
Income tax benefit	40,944	-	D	40,944
Loss from continuing operations	$(193,796)	11,775		$(182,021)
Weighted average number of common shares outstanding, basic and diluted	169,752,042			169,752,042
Loss from continuing operations per share, basic and diluted	$(1.14)			$(1.07)

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except share and per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales	$114,659	(13,080)	B	$101,579
Gas transportation, gathering, and processing	13,040	-		13,040
Oilfield services	12,333	-		12,333
Other revenue	324	(62)	B	262
Total revenue	140,356	(13,142)		127,214

Expenses:
Lease operating expenses	26,839	(7,328)	B	19,511
Severance taxes and marketing	7,854	(713)	B	7,141
Exploration and abandonments	78,221	(10,461)	B	67,760
Gas transportation, gathering, and processing	8,028	-		8,028
Oilfield services	10,037	-		10,037
Impairment of proved oil and gas properties	3,772	(3,632)	B	140
Depreciation, depletion, amortization and accretion	59,730	(4,578)	B	55,152
Loss on sale of assets	628	(28)	B	600
General and administrative	53,454	(1,023)	B	52,431
Total expenses	248,563	(27,763)		220,800

Operating loss	(108,207)	14,621		(93,586)

Other income (expense):
Interest income	199	-		199
Interest expense	(51,616)	767	C	(50,849)
Gain on derivative contracts	22,239	-		22,239
Other income	(1,583)	-		(1,583)
Total other income (expense)	(30,761)	767		(29,994)
Loss from continuing operations before income tax	(138,968)	15,388		(123,580)
Income tax benefit	19,312	-	D	19,312
Loss from continuing operations	$(119,656)	15,388		$(104,268)
Weighted average number of common shares outstanding, basic and diluted	155,743,418			155,743,418
Loss from continuing operations per share, basic and diluted	$(0.77)			$(0.67)

The accompanying Notes are an integral part of these Unaudited Pro Forma Consolidated Financial Statements.

Magnum Hunter Resources Corporation
Notes to Unaudited Pro Forma Consolidated Financial Statements

A.
To record the sale of the ND Properties for $44.1 million of cash, after customary closing adjustments, on December 30, 2013, the closing date of the sale, the associated paydown of debt under the MHR Senior Revolving Credit Facility. A loss of approximately $7.6 million is reflected in accumulated deficit for the ND Properties transaction as the difference in the consideration received and carrying value of net assets sold~~.~~

B.	The elimination of revenues and expenses attributable to the assets sold in the transaction during the period indicated.

C.
The adjustment to interest expense to reflect the use of a portion of net proceeds from the transaction to pay down debt under the MHR Senior Revolving Credit Facility as if it had occurred January 1, 2012. The MHR Senior Revolving Credit Facility had a weighted average interest rate of 3.07% and 3.41% for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

D.
The Company provides a valuation allowance against its net deferred tax assets, which consist primarily of net operating loss carryforwards associated with its United States operations.  Accordingly, the pro forma adjustment of the net loss from the sale of the ND properties did not result in an adjustment to pro-forma income tax benefit.

Summary Pro Forma Oil, Gas and Natural Gas Reserves Data (Unaudited)

The table sets forth summary pro forma reserve data at December 31, 2012, which give effect to the disposal of both the ND properties and the Eagle Ford Hunter properties, which have been reported in the historical financial statements as discontinued operations and were sold on April 24, 2013.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2012

		Pro Forma Adjustments
	Historical	Sale of Eagle Ford Hunter	Sale of ND Properties	Pro Forma
Proved Reserves
Crude Oil and Liquids (MBbl)	45,952	(10,992)	(4,076)	30,884
Gas (MMcf)	162,620	(2,801)	(1,175)	158,644
Total (MBOE)	73,055	(11,459)	(4,272)	57,324

Proved Developed Reserves
Crude Oil and Liquids (MBbl)	22,617	(4,034)	(2,337)	16,246
Gas (MMcf)	125,526	(1,087)	(1,175)	123,264
Total (MBOE)	43,538	(4,215)	(2,533)	36,790

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2012 (in thousands)

		Pro Forma Adjustments
	Historical	Sale of Eagle Ford Hunter	Sale of ND Properties	Pro Forma
Future cash inflows	$4,248,384	$(1,055,231)	$(318,965)	$2,874,188
Future production costs	(1,520,260)	270,579	120,491	(1,129,190)
Future development costs	(603,809)	227,211	13,933	(362,665)
Future income tax expense	(230,500)	72,160	50,951	(107,389)
Future net cash flows	1,893,815	(485,281)	(133,590)	1,274,944
10% annual discount for estimated timing of cash flows	(1,046,162)	270,818	78,570	(696,774)
Standardized measure of discounted future net cash flows	$847,653	$(214,463)	$(55,020)	$578,170